EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated March 17, 2014 to the

Ivy Funds Statement of Additional Information

dated July 31, 2013

and as supplemented October 3, 2013, November 21, 2013, November 25, 2013, January 2, 2014,

February 11, 2014 and February 24, 2014

The following replaces the twelfth paragraph of the “Investment Advisory and Other Services – Distribution Services” section on page 100:

Through July 31, 2014, for each of the Funds (except for Ivy Money Market Fund and Ivy Managed International Opportunities Fund), to the extent that the total annual ordinary fund operating expenses of the Class Y shares exceeds the total annual ordinary fund operating expenses of the Class A shares, IFDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month.

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The following are added as the last paragraphs of the “Investment Advisory and Other Services – Distribution Services” section on page 100:

Through July 31, 2015, for Ivy Managed International Opportunities Fund, to the extent that the total annual ordinary fund operating expenses of the Class Y shares exceeds the total annual ordinary fund operating expenses of the Class A shares, IFDI and/or WISC have contractually agreed to reimburse sufficient 12b-1 and/or shareholder servicing fees to ensure that the total annual ordinary fund operating expenses of the Class Y shares do not exceed the total annual ordinary fund operating expenses of the Class A shares, as calculated at the end of each month. Prior to that date, the expense limitation may not be terminated by IFDI, WISC or the Board of Trustees.

Through July 31, 2016, for Ivy Managed International Opportunities Fund, IICO, IFDI and /or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary operating expenses, excluding acquired fund fees and expenses, for the Fund’s Class A shares at 0.49%, Class B shares at 1.40%, Class C shares at 1.29%, Class I shares at 0.16%, Class R shares at 0.72% and Class Y shares at 0.38%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

IVY FUNDS

Supplement dated February 11, 2014 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013, November 6, 2013, November 21, 2013,

November 25, 2013 and January 2, 2014

The following is added to the “Additional Information about Principal Investment Strategies, Other Investments and Risks – Ivy High Income Fund – Non-Principal Risks” section on page 170:

•	Investment Company Securities Risk

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The following replaces the first bullet point of the “Additional Information about Principal Investment Strategies, Other Investments and Risks – Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund” section on page 177 of the Ivy Funds Prospectus:

•

an investment in a Fund is subject to all the risks of an investment directly in the underlying funds the Fund holds. See the applicable prospectus and SAI disclosure for the risks of investing in each underlying fund.

IVY FUNDS

Supplement dated January 2, 2014 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013, November 6, 2013, November 21, 2013 and November 25, 2013

The following is added before the second to last sentence in the last paragraph of the “Your Account – Exchange Privileges” section on page 224 of the Ivy Funds Prospectus:

In addition, each Fund within Ivy Funds may also be sold in Guam.

IVY FUNDS

Supplement dated November 25, 2013 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013, November 6, 2013 and November 21, 2013

The following replaces the second sentence of the first paragraph of the “Principal Investment Strategies” section on page 24 of the Ivy Funds Prospectus for the Ivy Small Cap Growth Fund:

Small capitalization companies typically are companies with market capitalizations within the range of companies in the Russell 2000 Growth Index at the time of acquisition. As of September 30, 2013, this range of market capitalizations was between approximately $42 million and $4.81 billion.

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The following replaces the third sentence of the first paragraph of the “Principal Investment Strategies” section on page 28 of the Ivy Funds Prospectus for the Ivy Small Cap Value Fund:

Small capitalization companies typically are companies with market capitalizations within the range of companies in the Russell 2000 Value Index at the time of acquisition. As of September 30, 2013, this range of market capitalizations was between approximately $42 million and $4.36 billion.

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The following replaces the first and second sentences of the first paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks” section for Ivy Small Cap Growth Fund on page 164 of the Ivy Funds Prospectus:

Small capitalization companies typically are companies with market capitalizations within the range of companies in the Russell 2000 Growth Index at the time of acquisition. As of September 30, 2013, this range of market capitalizations was between approximately $42 million and $4.81 billion.

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The following replaces the first and second sentences of the second paragraph of the “Additional Information about Principal Investment Strategies, Other Investments and Risks” section for Ivy Small Cap Value Fund on page 164 of the Ivy Funds Prospectus:

Small capitalization companies typically are companies with market capitalizations within the range of companies in the Russell 2000 Value Index at the time of acquisition. As of September 30, 2013, this range of market capitalizations was between approximately $42 million and $4.36 billion.

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The following is added as a bullet to the “Additional Information about Principal Investment Strategies, Other Investments and Risks – Non-Principal Risks” section for Ivy European Opportunities Fund on page 174 of the Ivy Funds Prospectus:

•	Value Stock Risk

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The following replaces the bullet point under the “Your Account – Choosing A Share Class – Sales Charge Waivers for Certain Transactions – Class E shares may be purchased at NAV through:” section on page 210 of the Ivy Funds Prospectus:

Class E shares may be purchased at NAV through:

•

Direct rollover initiated from an account in a qualified state tuition program, where (i) such account is under a plan associated with a qualified state tuition program established in accordance with Section 529 of the Code, (ii) the shares were purchased through a broker-dealer or financial advisor and (iii) the selling agreement or any other agreement between Waddell & Reed and the broker-dealer or financial advisor does not prohibit direct rollovers at NAV into another qualified state tuition program. The sales charge waiver only applies to the shares purchased with the direct rollover proceeds and additional contributions made to your Ivy InvestEd Plan account will be assessed the applicable sales charge. If rolling over assets from an in-state to an out-of-state 529 Plan, you should be aware that some states require the recapture of prior state tax benefits and/or the rollover may be otherwise taxable by the state from whose 529 Plan you are exiting. You should also consider possible withdrawal charges by the 529 Plan which you are exiting and differences in ongoing fees. You should consult a qualified tax advisor for individualized advice before initiating the rollover.

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The following is added as a new paragraph prior to the first full paragraph on page 223 of the Ivy Funds Prospectus:

Effective January 1, 2014, proceeds from a Class B share redemption for which a CDSC was paid will be reinvested in Class A shares without any initial sales charge. If you redeem Class B shares without paying a CDSC, you may reinvest the proceeds in Class B shares. For purposes of determining future CDSC, the aging of such reinvested Class B shares shall revert to the date the redeemed shares were originally purchased.

IVY FUNDS

Supplement dated November 25, 2013 to the

Ivy Funds Statement of Additional Information

dated July 31, 2013

and as supplemented October 3, 2013 and November 21, 2013

Closure of Class B Shares for Purchase by New and Existing Investors

Effective January 1, 2014, the Funds’ Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges from Class B shares of another fund within Ivy Funds.

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Changes to Maximum Account Fee

With limited exceptions, for Class A and Class C shares, if your Fund account balance is below $750 at the close of business on September 26, 2014, and on the Friday prior to the last week of September each year thereafter, the account will be assessed an account fee of $20. With limited exceptions, for Class E shares, the current $20 account fee for Ivy InvestEd Plan accounts with a balance of less than $25,000 will be assessed at the close of business on December 10, 2013, and on the second Tuesday of December each year thereafter. The Funds’ Class B shares will not be subject to the $20 fee assessed to Fund accounts with less than $750.

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Automatic Investment Service Accounts

Effective January 1, 2014, the minimum amount to open an account with AIS will increase to $150 from $50, and the minimum amount to add an AIS to an account will increase to $50 from $25.

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The following is added as a new subheading and bullet point following the “Class A and Class E shares may be purchased at NAV through:” bulleted list under the “Purchase, Redemption and Pricing of Shares – Sales Charge Waivers for Certain Transactions” section on page 129 of the Ivy Funds SAI:

Class E shares may be purchased at NAV through:

•

Direct rollover initiated from an account in a qualified state tuition program, where (i) such account is under a plan associated with a qualified state tuition program established in accordance with Section 529 of the Code, (ii) the shares were purchased through a broker-dealer or financial advisor, and (iii) the selling agreement or any other agreement between Waddell & Reed and the broker-dealer or financial advisor does not prohibit direct rollovers at NAV into another qualified state tuition program. The sales charge waiver only applies to the shares purchased with the direct rollover proceeds and additional contributions made to your Ivy InvestEd Plan account will be assessed the applicable sales charge. If rolling over assets from an in-state to an out-of-state 529 Plan, you should be aware that some states require the recapture of prior state tax benefits and/or the rollover may be otherwise taxable by the state from whose 529 Plan you are exiting. You should also consider possible withdrawal charges by the 529 Plan which you are exiting and differences in ongoing fees. You should consult a qualified tax advisor for individualized advice before initiating the rollover.

IVY FUNDS

Supplement dated November 6, 2013 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013

Changes to Maximum Account Fee

With limited exceptions, for Class A and Class C shares, if your Fund account balance is below $750 at the close of business on September 26, 2014, and on the Friday prior to the last week of September each year thereafter, the account will be assessed an account fee of $20. With limited exceptions, for Class E shares, the current $20 account fee for Ivy InvestEd Plan accounts with a balance of less than $25,000 will be assessed at the close of business on December 10, 2013, and on the second Tuesday of December each year thereafter. The Funds’ Class B shares will not be subject to the $20 fee assessed to Fund accounts with less than $750, nor to the $750 minimum investment requirement that goes into effect on January 1, 2014 for certain of the Funds’ other share classes.

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Automatic Investment Service Accounts

Effective January 1, 2014, the minimum amount to open an account with AIS will increase to $150 from $50, and the minimum amount to add an AIS to an account will increase to $50 from $25.

IVY FUNDS

Supplement dated October 2, 2013 to the

Ivy Funds Prospectus

dated July 31, 2013

Closure of Class B Shares for Purchase by New and Existing Investors

Effective January 1, 2014, the Funds’ Class B shares are not available for purchase by new and existing investors. Class B shares will continue to be available for dividend reinvestment and exchanges from Class B shares of another fund within Ivy Funds.